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                                                                     Exhibit 1.1
                            [___________] SHARES(1)

                                  LINDOWS, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                [_________], 2004

Roth Capital Partners, LLC
JMP Securities LLC
Merriman Curhan Ford & Co.
Kaufman Bros., L.P.
   As Representatives of the Several Underwriters named in Schedule 1 hereto c/o Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA 92660

Ladies and Gentlemen:

         Lindows, Inc., a Delaware corporation (the "Company"), proposes to issue and sell up to an aggregate of [__________] shares of its authorized but unissued common stock, $0.0001 par value per share (the "Common Stock"), to the Underwriters (as hereinafter defined), for whom you (the "Representatives") are acting as representatives (said [________] shares of Common Stock to be issued and sold by the Company being herein called the "Underwritten Stock"). The Company has also granted the Underwriters an option to purchase up to an aggregate of [_______] additional shares of Common Stock (the "Option Stock," and the Option Stock together with the Underwritten Stock being hereinafter referred to as the "Shares"). The Common Stock is more fully described in the Registration Statement and the Prospectus hereinafter mentioned. When used herein, "knowledge" of a person or entity means actual knowledge of such person or of the executive officers of such entity as well as the knowledge such person or executive officer could reasonably be expected to discover or to become aware of in the course of performing their duties.

         The Company hereby confirms the agreements made with respect to the purchase of the Shares by the Underwriters named in Schedule 1 hereto (herein collectively referred to as the "Underwriters," which term shall, for purposes of this Underwriting Agreement (the "Agreement") also include any underwriter purchasing Shares pursuant to Section 3(b) hereof).

----------
(1) Plus an option to purchase from the Company up to an aggregate of ________ additional shares to cover over-allotments.

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         Roth Capital Partners, LLC ("Roth") has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to Company employees and other persons having business relationships with the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Plan of Distribution" and in compliance with the rules and regulations of the National Association of Securities Dealers, Inc. (the "Directed Share Program"). The Shares to be sold by Roth and its affiliates pursuant to the Directed Share Program are referred to as the "Directed Shares". Under no circumstances will Roth or any Underwriter be liable to the Company or any Participant for any action taken or omitted to be taken in good faith in connection with such Directed Share Program. Any Directed Shares not confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.


          1. REGISTRATION STATEMENT. The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-114614), including the related preliminary prospectus, for the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the Shares. Copies of such registration statement and of each amendment thereto, if any, including the related preliminary prospectus (meeting the requirements of Rule 430A of the rules and regulations of the Commission) heretofore filed by the Company with the Commission have been delivered to you.


               (a) The term "Registration Statement" as used in this Agreement shall mean such registration statement, including all exhibits and financial statements, all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, in the form in which it became effective, and any registration statement filed pursuant to Rule 462(b) of the rules and regulations of the Commission with respect to the Shares (herein called a "Rule 462(b) registration statement"), and, in the event of any amendment thereto after the effective date of such registration statement (the "Effective Date") and prior to the Closing Date (as hereinafter defined), shall also mean (from and after the effectiveness of such amendment) such registration statement as so amended (including any Rule 462(b) registration statement). The term "Prospectus" as used in this Agreement shall mean the prospectus relating to the Shares first filed with the Commission pursuant to Rule 424(b) and Rule 430A (or if no such filing is required, as included in the Registration Statement) and, in the event of any supplement or amendment to such prospectus after the Effective Date and prior to the Closing Date, shall also mean (from and after the filing with the Commission of such supplement or the effectiveness of such amendment) such prospectus as so supplemented or amended. The term "Preliminary Prospectus" as used in this Agreement shall mean each preliminary prospectus included in such registration statement prior to the time it becomes effective.

               (b) The Registration Statement has been declared effective under the Securities Act, and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The Company has caused to be delivered to you copies of each Preliminary Prospectus and has consented to the use of such copies for the purposes permitted by the Securities Act.

     2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Underwriters as follows:


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          (a) Neither the Commission nor any state securities commission has issued any order preventing or suspending the use of any Preliminary Prospectus or has instituted or, to the Company's knowledge, threatened to institute any proceedings with respect to such an order. The Registration Statement and the Prospectus comply, and on the Closing Date (as hereinafter defined) and any later date on which the Option Stock is to be purchased, the Prospectus will comply, in all material respects, with the provisions of the Securities Act and the rules and regulations of the Commission thereunder (the "Securities Act and Rules"). On the Effective Date, the Registration Statement did not contain any untrue statement of a material fact and did not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and on the Effective Date the Prospectus did not, and on the Closing Date and any later date on which the Option Stock is to be purchased, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that none of the representations and warranties in this subparagraph 2(a) shall apply to statements in, or omissions from, the Registration Statement or the Prospectus made in reliance upon and in conformity with information herein or otherwise furnished in writing to the Company by or on behalf of the Underwriters expressly for use in the Registration Statement or Prospectus.


          (b) The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, having full corporate power and authority to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectus; and (ii) is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary (except where the failure to be so qualified will not have a material adverse effect on the business, management, properties, assets, rights, condition (financial or otherwise) or results of operations of the Company, taken as a whole (a "Material Adverse Effect")). The Company has no subsidiaries and does not own any capital stock or other equity securities in any other entity, except for instruments or interests held by the Company solely for investment.


          (c) The Company has the duly authorized and validly issued outstanding capitalization as of March 31, 2004 set forth under the caption "Capitalization" in the Prospectus and will have the adjusted capitalization as of March 31, 2004 (giving effect to the closing of the offering contemplated by this Agreement) set forth therein on the Closing Date and any later date on which the Option Stock is to be purchased, based on the assumptions set forth therein. The securities of the Company conform to the descriptions thereof contained in the Registration Statement and the Prospectus. The form of certificates for the Shares conforms to the requirements of the Delaware General Corporation Law. The outstanding shares of the Company's capital stock have been duly authorized and validly issued by the Company and are fully paid and nonassessable and were issued in transactions that were exempt from the registration requirements of the Securities Act, without violation of any preemptive rights, rights of first refusal or similar rights. Except as created hereby or otherwise described in the Registration Statement and the Prospectus, there are no outstanding options, warrants, rights or other arrangements requiring the Company at any time to issue any capital stock. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares to be sold by the Company, and

                                                                             -3-

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neither the filing of the Registration Statement nor the offering or sale of the
Shares to be sold by the Company as contemplated by this Agreement gives rise to any rights, other than those that have lapsed or have been waived or satisfied, for or relating to, the registration of any securities of the Company. Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement. The Shares to be sold by the Company are duly authorized, and will be, when sold to the Underwriters as provided herein, validly issued, fully paid and nonassessable, shall be issued without violation of any preemptive rights, rights of first refusal or similar rights and shall conform to the description thereof contained in the section of the Registration Statement and the Prospectus entitled "Description of Capital Stock." No further approval or authority of the stockholders or the board of directors of the Company will be required for the issuance and sale of the Shares to be sold by the Company as contemplated herein.


          (d) The Company has full corporate power and authority to enter into this Agreement and to consummate the transactions provided for herein. This Agreement has been duly authorized, executed and delivered by the Company and, assuming it is a binding agreement of the Underwriters, constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights and the application of equitable principles relating to the availability of remedies and except as rights to indemnity or contribution may be limited by federal or state securities laws and the public policy underlying such laws), and none of the Company's execution or delivery of this Agreement, its performance and compliance hereunder, its consummation of the transactions contemplated herein, its application of the net proceeds of the offering in the manner set forth under the caption "Use of Proceeds" in the Registration Statement and the Prospectus, conflicts or will conflict with or results or will result in any breach or violation of any of the terms or provisions of, or constitutes or will constitute a default under, causes or will cause (or permits or will permit) the maturation or acceleration of any liability or obligation or the termination of any right under, or results or will result in the creation or imposition of any lien, charge or encumbrance upon, any property or assets of the Company pursuant to the terms of (i) the certificate of incorporation or bylaws of the Company; (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which the Company is a party or by which it is bound or to which its property is subject; or (iii) any statute, judgment, decree, order, rule or regulation applicable to the Company of any government, arbitrator, court, regulatory body or administrative agency or other governmental agency or body, domestic or foreign, having jurisdiction over the Company or its activities or properties.

          (e) The Common Stock has been approved for quotation on The NASDAQ National Market, subject only to official notice of issuance, and such authorization has not been withdrawn and, prior to the Closing Date, (i) the Common Stock shall be listed and duly admitted to trading on The NASDAQ National Market and (ii) the Shares will be authorized for inclusion in The NASDAQ National Market. The Company meets all applicable qualitative listing requirements and quantitative designation criteria of the NASDAQ National Market. In furtherance and not in limitation of the foregoing, the Company's board of directors has validly appointed an audit

                                                                             -4-
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committee whose composition satisfies the requirements of Rule 4350(d)(2) of the
Rules of the National Association of Securities Dealers, Inc. (the "NASD Rules") and the board of directors and/or audit committee has adopted a charter that satisfies the requirements of Rule 4350(d)(1) of the NASD Rules. The audit committee has reviewed the adequacy of its charter within the past twelve months.


          (f) The financial statements of the Company and the related notes and schedules thereto included in the Registration Statement and the Prospectus (or from which the selected or summary financial data included in the Registration Statement and the Prospectus have been derived) fairly present the financial position, results of operations, stockholders' equity and cash flows of the Company at the dates and for the periods specified therein. Such financial statements and the related notes and schedules thereto have been prepared in accordance with generally accepted accounting principles as applied in the United States consistently applied throughout the periods involved (except as otherwise noted therein) and all adjustments necessary to fairly present the results for such periods have been made; provided, however, that the unaudited financial statements are subject to normal year-end audit adjustments and do not contain all footnotes required under generally accepted accounting principles as applied in the United States. The financial data set forth in the Prospectus under the captions "Prospectus Summary -- Summary Financial Data", "Selected Financial Data" and "Capitalization" fairly present in all material respects the information set forth therein on a basis consistent with the financial statements from which they are derived and consistent with the books and records of the Company. The Company does not have any material off-balance sheet obligation or material liability of any nature (matured or not matured, fixed or contingent) to, or any financial interest in, any third party or unconsolidated entity other than as set forth in the financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included in the Prospectus. The pro forma financial information included in the Registration Statement and Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and Rules and the official pronouncements of the Emerging Issues Task Force, and includes all adjustments necessary to present fairly the pro forma financial position of the respective entity or entities presented therein at the respective dates indicated and the results of their operations for the respective periods specified.


          (g) PriceWaterhouseCoopers LLP, which has certified certain financial statements and supporting schedules and information of the Company that are included in the Registration Statement and the Prospectus, has represented to the Company that it is, and during the periods covered by the financial statements on which it reported, was, an independent registered public accounting firm with respect to the Company as required by the Securities Act and Rules and the Sarbanes-Oxley Act of 2002 and any rules and regulations promulgated thereunder or implementing the provisions thereof.


          (h) The Company has a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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The Company has established and maintains disclosure controls and procedures (as defined in Rules 13a-14 and 15d-14 under the Exchange Act) to ensure that material information relating to the Company is made known to the Company's principal executive officer and the Company's principal financial officer or persons performing similar functions. The Company makes and keeps books and records which are accurate in all material respects and have been maintained in accordance with sound business practices. Except as disclosed in the Registration Statement and the Prospectus in all material respects, the Company's executive officers, directors and auditors have no knowledge of (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information; or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.


          (i) The Company has filed all necessary federal, state and local income, material franchise and other material tax returns and has paid all taxes shown as due thereunder, and the Company has no tax deficiency that has been or, to its knowledge, that might be assessed against the Company that, if so assessed, would have a Material Adverse Effect. All tax liabilities accrued by the Company through the date hereof have been accrued in accordance with U.S. generally accepted accounting principles, consistently applied.


          (j) The Company maintains insurance underwritten by insurers of recognized financial responsibility of the types and in amounts and with such deductibles as customary for companies of a similar size in the same or similar business, all of which insurance is in full force and effect.


          (k) Except as disclosed in the Registration Statement and the Prospectus, there is no action, suit, claim, proceeding or investigation pending or, to the Company's knowledge, threatened against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic or foreign, that (i) questions the validity of the capital stock of the Company or this Agreement or any action taken or to be taken by the Company pursuant to or in connection with this Agreement; (ii) is required to be disclosed in the Registration Statement and the Prospectus, which is not so disclosed (and all pending, threatened or resolved proceedings, if any, as are summarized in the Registration Statement and the Prospectus are accurately summarized in all material respects); or (iii) could reasonably be expected to have a Material Adverse Effect.


          (l) The descriptions in the Registration Statement and the Prospectus of contracts and other documents are accurate and fairly present the information required to be shown with respect thereto by the Securities Act and Rules. There are no contracts or other documents that are required by the Securities Act and Rules to be described in the Registration Statement and the Prospectus or filed as exhibits to the Registration Statement that are not described or filed as required. The exhibits that have been filed are complete and correct copies of the documents of which they purport to be copies.


          (m) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as expressly contemplated therein, the Company has not

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incurred any material liabilities or obligations, direct or contingent, not in the ordinary course of business, purchased any of its outstanding capital stock, paid or declared any dividends or other distributions on its capital stock, or entered into any material transactions not in the ordinary course of business, and there has been no material change in the capital stock or debt of the Company nor any Material Adverse Effect (or any development likely to result in a Material Adverse Effect).


          (n) The Company is not, and with the giving of notice or lapse of time or both will not be, in violation of or in default under, any term or provision of (i) its certificate of incorporation or bylaws; (ii) any indenture, mortgage, deed of trust, voting trust agreement, stockholders' agreement, note agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property is subject, or any indebtedness, the effect of which breach or default singly or in the aggregate has had or will have a Material Adverse Effect; or (iii) any statute, law, ordinance, judgment, decree, order, rule or regulation applicable to the Company or of any arbitrator, court, regulatory body, administrative agency or any other governmental agency or body, domestic or foreign, having jurisdiction over the Company or its activities or properties and the effect of which violation or default singly or in the aggregate has had or will have a Material Adverse Effect.


          (o) The Company has not incurred any liability that could give rise to a claim against the Company or any Underwriter for a fee, commission, or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement other than as contemplated hereby.


          (p) No material labor disturbance by the employees of the Company exists. To the Company's knowledge, no such material labor disturbance is imminent.


          (q) Except as disclosed in the Registration Statement and the Prospectus, the Company owns, is licensed or otherwise possesses sufficient rights to use, all patents, patent rights, inventions, know-how (including trade secrets and other unpatented or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, copyrights and other intellectual property rights (collectively, the "Rights") necessary for the conduct of its business as described in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, to the Company's knowledge, no material claims have been asserted against the Company by any person with respect to the use of any such Rights or challenging or questioning the validity or effectiveness of any such Rights. Except as disclosed in the Registration Statement and the Prospectus, the continued use of the Rights in connection with the business and operations of the Company does not infringe on the rights of any person, which infringement of rights or use of or inability to use the Rights, if the subject of an unfavorable decision, ruling or filing, would have a Material Adverse Effect.


          (r) The Company is conducting its business in compliance with all applicable laws, ordinances or governmental rules or regulations of the jurisdictions in which it is conducting business, except where the failure to be so in compliance would not have a Material Adverse Effect. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional filings or approvals as may be required to qualify or exempt the Shares for public offering by the Underwriters under state securities or blue sky laws) has been obtained or made and is in full force and effect.


          (s) Neither the Company, nor, to the Company's knowledge, any of its officers, directors or affiliates (within the meaning of the rules and regulations promulgated under the Securities Act), has taken or may take within 180 days of the Closing Date, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock of the Company, to facilitate the sale or resale of the Shares or otherwise.


          (t) The Company is not, and after giving effect to the issuance and sale of the Shares by the Company and the application of the net proceeds therefrom will not be, an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.


          (u) There are no transfer taxes or similar fees or charges under federal law or the laws of any state or foreign jurisdiction, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance and sale by the Company of the Shares.


          (v) The Company has good and marketable title to all properties and assets described in the Registration Statement and the Prospectus as owned by it, free and clear of all liens, encumbrances, security interests, equities, claims and defects, except such as do not materially affect the value of such properties and assets and do not materially interfere with the use made and proposed to be made of such properties and assets and except as disclosed in the Registration Statement and the Prospectus. The Company has valid and enforceable leases for the properties described in the Registration Statement and the Prospectus as leased by it, free and clear of all liens, encumbrances, security interests, equities, claims and defects, except such as are not material and do not interfere with the use made by the Company thereof and except as disclosed in the Registration Statement and the Prospectus. The Company owns or leases all such properties as are necessary to its operations as now conducted, as set forth in the Registration Statement and the Prospectus, and the properties and businesses of the Company conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.


          (w) The Company holds all franchises, licenses, permits, approvals, certificates and other authorizations from federal, state and other governmental or regulatory authorities necessary for the ownership, leasing and operation of its properties or required for the present conduct of its business, and such franchises, licenses, permits, approvals, certificates and other governmental authorizations are in full force and effect and the Company is in compliance therewith in all material respects, except where the failure so to hold, obtain, maintain or comply with would not have a Material Adverse Effect.


          (x) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called "ERISA"); no

"reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan"; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "Pension Plan" for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.


          (y) No relationship, direct or indirect, exists between or among the Company, on the one hand, and the current or prior directors, officers, stockholders, customers or suppliers of the Company, on the other hand, which is required to be described in the Registration Statement and the Prospectus that is not so described.


          (z) Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provisions of the Foreign Corrupt Practices Act of 1972; or made any bribe, rebate, payoff, influence, payment, kickback or other unlawful payment.


          (aa) The Company has not violated and is not in violation of Section 13(k) of the Exchange Act.


          (bb) The business, operations and facilities of the Company have been and are being conducted or operated in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, pollution, protection of health or the environment (including, without limitation, those relating to emissions, discharges, release or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) or otherwise relating to remediating real property in which the Company, has or has had any interest, whether owned or leased, of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto, except for such failures to so comply as would not, individually or in the aggregate, have a Material Adverse Effect, and the Company has not received any notice from a governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances or damage to natural resources).


          (cc) Except as disclosed in the Registration Statement and the Prospectus, neither the Company nor, to the Company's knowledge, any officer, director or employee of the Company is a party to any contract or commitment that restricts in any material respect the ability of the Company, or such individual to engage in the business of the Company as described in the Registration Statement and the Prospectus.


          (dd) The Company is in compliance in all material respects with all provisions currently in effect and applicable to the Company of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof.


          (ee) Except as described in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not sold, issued or distributed any shares of Common Stock (or any options, warrants or rights to purchase Common Stock) during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares (or any options, warrants or rights to purchase such shares) issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.


          (ff) The statistical and market-related data included in the Prospectus and the Registration Statement are based on or derived from sources which the Company believes in good faith to be reliable and accurate, and from which the Company has received written consent for such use to the extent required.


          (gg) Copies of the minute books of the Company have been made available to the Underwriters and counsel for the Underwriters, and such copies
(i) contain a materially complete summary of all meetings and actions of the directors and stockholders of the Company since the time of its incorporation through the date of the latest meeting or action; and (ii) accurately reflect all transactions referred to in such minutes in all material respects.


          (hh) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.


          (ii) Immediately after the closing of the sale and purchase of the Shares on the Closing Date, no shares of preferred stock of the Company shall be issued and outstanding, and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company shall have any existing or future right to acquire any shares of preferred stock of the Company.


          (jj) The Registration Statement and the Prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program.


          (kk) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those already obtained, is required in connection with the offering of the Directed Shares through the Directed Share Program in any jurisdiction where such Directed Shares are being offered.


          (ll) The Company has not offered, or caused any Underwriter to offer, Directed Shares to any person pursuant to the Directed Share Program with the intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.


     3.   PURCHASE OF THE SHARES BY THE UNDERWRITERS.


          (a) On the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company shall sell the Underwritten Stock to the Underwriters, and the Underwriters agree to purchase from the Company, the Underwritten Stock. The price at which such shares of Underwritten Stock shall be sold by the Company and purchased by the Underwriters shall be [______] per share (the "Purchase Price"). In making this Agreement, each Underwriter is contracting severally and not jointly, and except as provided in paragraphs (b) and (c) of this Section 3, the agreement of each Underwriter is to purchase only the respective number of shares of the Underwritten Stock specified in Schedule 1.


          (b) If for any reason one of the Underwriters shall fail or refuse (other than for a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 or 12 hereof) to purchase and pay for the number of Shares agreed to be purchased by such Underwriter, the non-defaulting Underwriters shall have the right within 24 hours after the receipt by you of notice of such failure or refusal to so purchase, to purchase or procure one or more other Underwriters to purchase, in such proportions as may be agreed upon between you and such purchasing Underwriter and upon the terms herein set forth, all or any part of the Shares that such defaulting Underwriter agreed to purchase. If a non-defaulting Underwriter fails so to make such arrangements with respect to all such Shares and portion, the number of Shares that such non-defaulting Underwriter is otherwise obligated to purchase under this Agreement shall be automatically increased on a pro rata basis to absorb the remaining Shares and portion that the defaulting Underwriter agreed to purchase; provided, however, that such non-defaulting Underwriter shall not be obligated to purchase the Shares and portion that such defaulting Underwriter agreed to purchase if the aggregate number of such Shares exceeds 10% of the total number of Shares that the Underwriters agreed to purchase under this Agreement. If the total number of Shares that the defaulting Underwriter agreed to purchase shall not be purchased or absorbed in accordance with the two preceding sentences, the Company shall have the right, within 24 hours next succeeding the 24-hour period referred to above, to make arrangements with other underwriters or purchasers reasonably satisfactory to you for purchase of such Shares and portion on the terms herein set forth. In any such case, either you or the Company shall have the right to postpone the Closing Date determined as provided in Section 5 hereof for not more than seven (7) business days after the date originally fixed as the Closing Date pursuant to said Section 5 in order that any necessary changes in the Registration Statement, the Prospectus or any other documents or arrangements may be made. If such non-defaulting Underwriter or the Company does not make arrangements (such arrangements being subject to the non-defaulting Underwriters' approval, which shall not be unreasonably withheld) within the 24-hour periods stated above for the purchase of all the Shares that such defaulting Underwriter agreed to purchase hereunder, this Agreement shall be terminated without further act or deed and without any liability on the part of the Company to the non-defaulting Underwriter or on the part of the non-defaulting Underwriter to the Company. Nothing in this paragraph 3(b), and no action taken hereunder, shall relieve a defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.


          (c) On the basis of the representations, warranties and covenants herein contained, and subject to the terms and conditions herein set forth, the Company grants an option to the Underwriters to purchase, severally and not jointly, the Option Stock at the Purchase Price. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Stock by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of this Agreement upon written or electronic notice by the Underwriters to the Company setting forth the aggregate number of shares of Option Stock as to which the Underwriters are exercising the option. Delivery of the certificates for the shares of Option Stock, and payment therefor, shall be made as provided in Section 5 hereof. The number of shares of Option Stock to be purchased by each Underwriter shall be in such amounts as the Underwriters shall agree upon prior to the exercise of the option set forth herein.


     4.   OFFERING BY THE UNDERWRITERS.


          (a) The terms of the initial public offering by the Underwriters of the Shares to be purchased by them shall be as set forth in the Prospectus. The Underwriters may from time to time change the public offering price after the closing of the initial public offering and increase or decrease the concessions and discounts to dealers as they may determine.


          (b) The information set forth under the caption "Plan of Distribution" in the Registration Statement, any Preliminary Prospectus and the Prospectus relating to the Shares filed by the Company (insofar as such information relates to the Underwriters or related persons) constitutes the only information furnished by the Underwriters to the Company for inclusion in the Registration Statement, any Preliminary Prospectus and the Prospectus, and you, on behalf of the Underwriters, severally and not jointly, represent and warrant to the Company that the statements made therein (insofar as they relate to the Underwriters or related persons) are correct and do not omit any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.


     5.   DELIVERY OF AND PAYMENT FOR THE SHARES.


          (a) Delivery of certificates for the shares of the Underwritten Stock and the Option Stock (if the option granted by Section 3(c) hereof shall have been exercised not later than 8:00 A.M., Pacific Standard Time, on the date two business days preceding the Closing Date), and payment therefor, shall be made at the offices of Morrison & Foerster LLP, located at 3811 Valley Centre Drive, Suite 500, San Diego, California 92130, on the third (fourth, if the pricing occurs after 4:30 p.m. (Eastern Time) on any given day) business day after the date of this Agreement, or at such time on such other day, not later than seven full business days after such third or fourth business day, as the case may be, as shall be agreed upon in writing by the Company and you. The date and hour of such delivery and payment are herein called the "Closing Date."

          (b) If the option granted by Section 3(c) hereof shall be exercised after 8:00 A.M., Pacific Standard Time, on the date two business days preceding the Closing Date, delivery of certificates for the shares of Option Stock, and payment therefor, shall be made at the offices of Morrison & Foerster LLP, located at 3811 Valley Centre Drive, Suite 500, San Diego, California 92130, at 7:00 A.M., Pacific Standard Time, on the third business day after the exercise of such Option, or at such time on such other day, not later than seven full business days after such third business day, as shall be agreed upon in writing by the Company and you.


          (c) If the Representatives so elect, delivery of any certificates representing the Shares shall be made on behalf of the Company to you through the facilities of The Depository Trust Company, at the account at The Depository Trust Company designated by the Representatives.


          (d) Payment for the Shares purchased from the Company shall be made to the Company or its order by wire transfer or one or more certified or official bank check or checks in same day funds. Such payment shall be made upon delivery of certificates for the Shares to you as described above against receipt therefor signed by you. Certificates for the Shares to be delivered to you shall be registered in the name or names and shall be in definitive form and in such denominations as you may request at least one business day before the Closing Date, in the case of Underwritten Stock, and at least one business day prior to the purchase thereof, in the case of Option Stock. Such certificates will be made available to the Underwriters for inspection, checking and packaging on the business day preceding the Closing Date or, in the case of Option Stock, by 12:00 P.M., Pacific Standard Time, on the business day preceding the date of purchase.


     6. COVENANTS OF THE COMPANY. The Company covenants and agrees as follows:


          (a) The Company will (i) prepare and timely file with the Commission under Rule 424(b) a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A; and (ii) not file with the Commission any amendment to the Registration Statement or supplement to the Prospectus (A) of which the Underwriters shall not previously have been advised and furnished with a copy a reasonable period of time prior to the proposed filing and as to which filing the Underwriters shall not have given their consent or (B) which is not in compliance with the Securities Act and the Rules.


          (b) As soon as the Company is advised or obtains knowledge thereof, the Company will advise the Underwriters promptly (i) of any request made by the Commission for amendment of the Registration Statement, for supplement to the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or the institution or threat of any action, investigation or proceeding for that purpose; or (iii) the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction, or the receipt by it of notice of the initiation or threatening of any proceeding for that purpose. The Company will use its best efforts to prevent the issuance of any such order and, if issued, to obtain the lifting or withdrawal thereof as soon as possible.


          (c) The Company will (i) on or before the Closing Date, deliver to the Underwriters a signed copy of the Registration Statement as originally filed and of each amendment thereto filed prior to the time the Registration Statement becomes effective and, promptly upon the filing thereof, a signed copy of each post-effective amendment, if any to the Registration Statement (together with, in each case, all exhibits thereto unless previously delivered to the Underwriters); (ii) as promptly as possible deliver to the Underwriters, at such office as the Underwriters may designate, as many copies of the Prospectus as the Underwriters may reasonably request; and (iii) thereafter from time to time during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer, likewise send to the Underwriters as many additional copies of the Prospectus and as many copies of any supplement to the Prospectus and of any amended prospectus, filed by the Company with the Commission, as the Underwriters may reasonably request for the purposes contemplated by the Securities Act.


          (d) If, at any time during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event relating to or affecting the Company, or of which the Company shall be advised in writing by the Underwriters, shall occur as a result of which it is necessary, in the opinion of counsel for the Company or of counsel for the Underwriters, to supplement or amend the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus so that the Prospectus as so supplemented or amended will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time such Prospectus is delivered to such purchaser, not misleading. If, after the initial public offering of the Shares by the Underwriters and during such period, the Underwriters shall propose to vary the terms of the offering thereof by reason of changes in general market conditions or otherwise, you will advise the Company in writing of the proposed variation, and, if in the opinion either of counsel for the Company or of counsel for the Underwriters such proposed variation requires that the Prospectus be supplemented or amended, the Company will forthwith prepare and file with the Commission a supplement to the Prospectus or an amended prospectus setting forth such variation. The Company authorizes the Underwriters and all dealers to whom any of the Shares may be sold by the Underwriters to use the Prospectus, as from time to time amended or supplemented, in connection with the sale of the Shares in accordance with the applicable provisions of the Securities Act and Rules for such period.


          (e) Prior to the filing thereof with the Commission, the Company will submit to you, for your information and prior consent, a copy of any post-effective amendment to the Registration Statement and any supplement to the Prospectus or any amended prospectus proposed to be filed.


          (f) The Company will cooperate, when and as requested by you, in the qualification of the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as you may designate and, during the period in which a prospectus is required by law to be delivered by an Underwriter or a dealer, in keeping such qualifications in good standing under said securities or blue sky laws; provided, however, that the Company shall not be required to qualify as a foreign corporation or file any general consent to service of process in any jurisdiction in which it is not so qualified. The Company will from time to time prepare and file such statements, reports and other documents as are or may be required to continue such qualifications in effect for so long a period as you may reasonably request for distribution of the Shares.


          (g) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including the transfer agent fees and any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NASDAQ National Market; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states and any other jurisdictions (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the NASD (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other reasonable costs and expenses incident to the performance by the Company of its obligations hereunder.


          (h) As soon as practicable, but in any event not later than 45 days after the end of the first fiscal quarter first occurring after the first anniversary of the Effective Date, the Company will make generally available to its security holders, in the manner specified in Rule 158(b) of the rules and regulations promulgated under the Securities Act, an earnings statement that will be in the detail required by, and will otherwise comply with, the provisions of Section 11(a) of the Securities Act and Rule 158(a) of the rules and regulations promulgated thereunder.


          (i) During a period of three years after the date hereof, the Company will furnish or make available to the Underwriters electronically or by other reasonably acceptable means, in each case as soon as such information becomes publicly available, copies of all periodic and special reports furnished to the stockholders of the Company including but not limited to (i) copies of the Company's Annual Report and (ii) copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other information, documents or reports filed with the Commission.


          (j) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock.

          (k) For a period of 180 days following the date of the Final Prospectus, the Company will not, directly or indirectly, without the prior written consent of Roth Capital Partners, LLC, on behalf of the Underwriters,
(1) sell, offer, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, transfer the economic risk of ownership in, make any short sale, lend, pledge or otherwise issue or dispose of any shares of capital stock of the Company or any securities convertible into or exchangeable or exercisable for or any other rights to purchase or acquire any shares of capital stock of the Company (or publicly announce its intention to do any of the foregoing), except pursuant to the exercise of stock options outstanding on the date hereof, or granted subsequent to the date hereof, pursuant to a stock option, stock bonus or other stock plan or arrangement or employee benefit plan in existence on the date hereof and as described in the Prospectus, (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any shares of capital stock of the Company (or publicly announce its intention to do any of the foregoing), regardless of whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise, or (3) file any registration statement (other than a registration statement of form S-8 registering the sale of shares of common stock described in the Prospectus under the heading "Shares Eligible for Future Sale -- Employee Benefit Plans"), except in each of clauses (1), (2) and
(3) as required by this Agreement.


          (l) The Company will cause the Shares to be duly included for quotation on the NASDAQ National Market prior to the Closing Date.


          (m) The Company will not take, directly or indirectly, and will use its best efforts to cause its officers, directors or affiliates not to take, directly or indirectly, any action designed to, or that might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company.


          (n) The Company will apply the net proceeds of the offering received by it in the manner set forth under the caption "Use of Proceeds" in the Prospectus.


          (o) The Company will use its best efforts to timely file all such reports, forms or other documents as may be required from time to time, under the Securities Act, the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder, and all such reports, forms and documents filed will comply as to form and substance with the applicable requirements under the Securities Act, the rules and regulations promulgated thereunder, the Exchange Act and the rules and regulations promulgated thereunder.


          (p) The Company is familiar with the Investment Company Act of 1940, as amended, and has in the past conducted its affairs, and will in the future conduct its affairs, in such a manner to ensure that the Company was not and will not be an "investment company" or a "company" controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.


          (q) The Company has caused to be delivered to you a letter in the form provided by Roth Capital Partners, LLC (the "Lock-Up Agreement") from the holders of not less than 95% of the Company's outstanding equity securities measured on an as-converted to Common Stock basis on the date hereof, stating in each case that such holder agrees that he, she, or it will not, without the prior written consent of Roth Capital Partners, LLC, directly or indirectly (and, except as may be disclosed in the final Prospectus, will not announce or disclose any intention to), sell, offer to sell, solicit an offer to buy, contract to sell, grant any option or other right to purchase, lend, pledge, transfer, make any short sale, establish an open "put equivalent position" (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended) or otherwise dispose of or transfer any economic risk of ownership in any shares of Common Stock, options or warrants or other rights to acquire shares of Common Stock, or securities exchangeable or exercisable for or convertible into shares of Common Stock, whether now owned or hereafter acquired (except for securities acquired by such holder on the open market after the date of the final Prospectus), either of record or beneficially (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) by such holder for a period commencing on the date hereof and ending 180 days after the date of the final Prospectus, in each case subject to the enumerated exceptions set forth therein.


          (r) The Company shall at all times comply in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 in effect from time to time, and all applicable rules and regulations promulgated thereunder or implementing the provisions thereof.


     7. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the several Underwriters under this Agreement are subject to the performance by the Company on and as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be, of its respective covenants and agreements hereunder, and the following additional conditions:


          (a) The Registration Statement shall have become effective, and no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.


          (b) The Underwriters shall be satisfied that (i) as of the Effective Date, the statements made in the Registration Statement and the Prospectus were true and correct and neither the Registration Statement nor the Prospectus omitted to state a fact required to be stated therein or that is necessary to make the statements therein not misleading; (ii) since the Effective Date, no event has occurred that should have been set forth in a supplement or amendment to the Prospectus that has not been set forth in an effective supplement or amendment; (iii) since the respective dates as of which information is given in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein, there has not been any Material Adverse Effect or any development likely to result in a Material Adverse Effect, and since such dates, except in the ordinary course of business, the Company has not entered into any material transaction not referred to in the Registration Statement in the form in which it originally became effective and the Prospectus contained therein; (iv) the Company has no material contingent obligations that are not disclosed in the Registration Statement and the Prospectus; (v) there are no pending or, to the Company's knowledge, threatened legal proceedings to which the Company is a party or of which property of the Company is subject that are material and that are not disclosed in the Registration Statement and the Prospectus; (vi) there are not any franchises, contracts, leases or other documents that are required to be filed as exhibits to the Registration Statement that have not been filed as required; and (vii) the representations and warranties of the Company herein are true and correct in all material respects as of the Closing Date or any later date on which Option Stock is to be purchased, as the case may be.


          (c) On or prior to the Closing Date, the legality and sufficiency of the sale of the Shares hereunder and the validity and form of the certificates representing the Shares, all corporate proceedings and other legal matters incident to the foregoing, and the form of the Registration Statement and of the Prospectus (except as to the financial statements and financial information contained therein), shall have been approved at or prior to the Closing Date by Wilson Sonsini Goodrich & Rosati, P.C., counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request related to such matters. The Underwriters shall have received from counsel to the Underwriters, such opinion or opinions with respect to the issuance and sale of the Shares, the Registration Statement and the Prospectus and such other related matters as the Underwriters reasonably may request and such counsel shall have received such documents and other information as they request to enable them to pass upon such matters.


          (d) On the Closing Date, and if Option Stock is purchased at any date after the Closing Date, on such later date, the Underwriters shall have received a written opinion addressed to the Underwriters, dated the Closing Date or, if related to the later sale of Option Stock, such later date, of (i) Morrison & Foerster LLP, counsel to the Company, in the form set forth in Exhibit A hereto; and (ii) Morgan, Lewis & Bockius LLP, special insurance litigation counsel to the Company, in the form set forth in Exhibit B hereto. In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials.


          (e) At the time of execution of this Agreement, you shall have received from PriceWaterhouseCoopers a signed letter (the "Original Letter"), in substantially the form and substance attached as Exhibit C hereto, addressed to the Underwriters and dated the date hereof.



     On or prior to the Closing Date and any later date on which Option
Stock is purchased, you shall also have received from PriceWaterhouseCoopers a letter (the "Bring-down Letter"), in form and substance satisfactory to you and PriceWaterhouseCoopers, addressed to the Underwriters and dated the Closing Date and any later date on which Option Stock is purchased, which (i) confirms that PriceWaterhouseCoopers are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder, (ii) confirms that, based upon the procedures described in its letter delivered to the Underwriters concurrently with the execution of this Agreement, but carried out to a date not more than three business days prior to the Closing Date or such later date on which Option Stock is purchased, the statements and conclusions set forth in the Original Letter are accurate as of the Closing Date or such later date, as the case may be; and
(iii) sets forth any revisions and additions to the statements and conclusions set forth in the Original Letter that are necessary to reflect any changes in the facts described in the Original Letter since the date of the Original Letter or to reflect the availability of more recent financial statements, data or information. The Bring-down Letter(s) shall not disclose any change, or any development involving a prospective change, in or affecting the business or properties of the Company which in your sole judgment makes it impractical or inadvisable to proceed with the public offering of the Shares or the purchase of the Option Stock as contemplated by the Prospectus.



          (f) The Company shall deliver to you a copy of a letter from PriceWaterhouseCoopers LLP, addressed to the Company, stating the results of their review of the Company's internal accounting controls, to the extent they deemed necessary in establishing the scope of their examination of the Company's balance sheets as of December 31, 2002 and as of December 31, 2003, and the related statements of operations, stockholders' equity (deficit) and cash flows for the years then ended and for the period from July 24, 2001, the Company's inception date, to December 31, 2001, which letter shall not report any weakness in internal controls that they considered to be material weaknesses.


          (g) Prior to the Closing Date, and on any later date on which Option Stock is purchased, you shall have received a certificate, dated the Closing Date or such later date, as the case may be, signed by the Chief Executive Officer and Chief Financial Officer of the Company, stating that the respective signers of said certificate have carefully examined the Registration Statement in the form in which it originally became effective and the Prospectus contained therein and any amendments or supplements thereto and this Agreement, and that the statements included in sub-paragraphs (b)(i) through (vii) of this Section 7 are true and correct.


          (h) Prior to the Closing Date, and on any later date on which Option Stock is purchased, you shall have received a certificate, dated the Closing Date or such later date, as the case may be, signed by the Secretary of the Company to the effect that, as of the Closing Date or any later date on which Option Stock is purchased, as the case may be, the Secretary certifies as to the accuracy of the Company's certificate of incorporation and bylaws, the resolutions of the board of directors relating to the offering contemplated hereby, the form of stock certificate representing the Shares, and copies of all written communications with the Commission; as to the execution and delivery of this Agreement; as to the incumbency and signature of persons signing this Agreement, the Registration Statement and other related documents; as to the approval of the Shares for listing on the NASDAQ National Market; as to the Company's compliance with all agreements and performance or satisfaction of all conditions required hereunder; as to the consideration received for all outstanding shares of the Company's Common Stock; and as to such other matters as Underwriters' counsel may reasonably request.


          (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.


          (j) You shall have been furnished evidence in the usual written or electronic form from the appropriate authorities of the several jurisdictions, or other evidence satisfactory to you, of the qualification referred to in paragraph (f) of Section 6 hereof.


          (k) Prior to the Closing Date, the Shares shall have been duly authorized for inclusion on the NASDAQ National Market, subject only to official notice of issuance, and such authorization shall not have been withdrawn.

          (l) The Company shall have caused to be delivered to you Lock-Up Agreements from the holders of not less than 95% of the Company's outstanding equity securities measured on an as-converted to Common Stock basis on the date hereof.


     In case any of the conditions specified in this Section 7 shall not be fulfilled, this Agreement may be terminated by you by giving notice to the Company. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that (i) in the event of such termination, the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraph (g) of Section 6 hereof; and (ii) if this Agreement is terminated by you because of any refusal or failure on the part of the Company to perform any of its obligations or agreements contained herein, to fulfill any of the conditions herein, or to comply with any provision hereof other than by reason of a default by the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the transactions contemplated hereby.


     8.    CONDITIONS OF THE OBLIGATIONS OF THE COMPANY.


          (a) The obligations of the Company to deliver the Shares shall be subject to the conditions that (i) the Registration Statement shall have become effective; and (ii) no stop order suspending the effectiveness thereof shall be in effect and no proceedings therefor shall be pending or threatened by the Commission.


          (b) In case either of the conditions specified in paragraph (a) of this Section 8 shall not be fulfilled, this Agreement may be terminated by the Company by giving notice to you. Any such termination shall be without liability of the Company to the Underwriters and without liability of the Underwriters to the Company; provided, however, that in the event of any such termination the Company agrees to indemnify and hold harmless the Underwriters from all costs or expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraph (g) of
Section 6 hereof.


     9.   INDEMNIFICATION AND CONTRIBUTION.


          (a) Subject to the provisions of paragraph (d) of this Section 9, the Company agrees to indemnify and hold harmless each Underwriter and each person (including each member or officer thereof), if any, who controls any Underwriter (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), from and against any and all losses, claims, damages or liabilities, joint or several (and actions in respect thereof), to which such indemnified parties or any of them may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, and the Company agrees to reimburse each such Underwriter or any other such indemnified party and each such officer, director and controlling person for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of one counsel (in addition to local counsel, as needed) representing all such indemnified parties) as incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities, or in connection with any investigation or inquiry of, or other proceeding that may be brought against, the respective indemnified parties, in each case arising out of or that are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading; and (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials provided by the Company or based upon written information furnished by or on behalf of the Company including, without limitation, slides, videos, films or tape recordings, used in connection with the marketing of the Shares, including without limitation, any untrue or alleged untrue statements communicated to securities analysts employed by the Underwriters; provided, however, that (A) the indemnity agreement of the Company contained in this paragraph (a) shall not apply to any such loss, claim, damage, liability or action if such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter expressly for use in any Preliminary Prospectus or the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto and (B) the indemnity agreement contained in this paragraph (a) with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter (or such persons) if the person asserting any such loss, claim, damage, liability or action purchased Shares that are the subject thereof to the extent that any such loss, claim, damage, liability or action (1) results from the fact that such Underwriter (or such persons) failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Securities Act and (2) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (as amended and supplemented), unless such failure resulted from non-compliance by the Company with paragraph (c) of Section 6 hereof. The indemnity agreements of the Company contained in this paragraph (a) and the representations and warranties of the Company contained in Section 2 hereof shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery and payment for the Shares.


          (b) Subject to the provisions of paragraph (d) of this Section 9, each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act), and the other Underwriters against any and all losses, claims, damages or liabilities, joint or several, to which such indemnified parties or any of them may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise and to reimburse each of them for any legal or other expenses (including, except as otherwise hereinafter provided, reasonable fees and disbursements of counsel) incurred by the respective indemnified parties in connection with defending against any such losses, claims, damages or liabilities or in connection with any investigation or inquiry of, or other proceeding that may be brought against, the respective indemnified parties, in each case arising out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (including the Prospectus as part thereof and any Rule 462(b) registration statement) or any post-effective amendment thereto (including any Rule 462(b) registration statement) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Prospectus or the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment thereof or supplement thereto) or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstance under which they were made, not misleading, in each case to the extent, but only to the extent, that such statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of such indemnifying Underwriter to the Company expressly for use in the Registration Statement or the Prospectus or any such amendment thereof or supplement thereto. The indemnity agreement of each Underwriter contained in this paragraph (b) shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any indemnified party and shall survive the delivery and payment for the Shares.


          (c) Each party indemnified under the provisions of paragraph (a) or
(b) of this Section 9 agrees that, upon the service of a summons or other initial legal process upon it in any action or suit instituted against it or upon its receipt of written notification of the commencement of any investigation or inquiry of, or proceeding against it, in respect of which indemnity may be sought on account of any indemnity agreement contained in such paragraphs, such indemnified party will promptly notify any party or parties from whom indemnification may be sought hereunder of the commencement thereof in writing. No indemnification provided for in such paragraphs shall be available to any party who shall fail to give such notice if the party to whom such notice was not given was unaware of the action, suit, investigation, inquiry or proceeding to which such notice would have related and was prejudiced by the failure to give the notice, but the omission to notify such indemnifying party or parties of any such service or notification shall not relieve such indemnifying party or parties from any liability that it or they may have to the indemnified party for contribution or otherwise than on account of such indemnity agreement. Any indemnifying party or parties against which a claim is to be made will be entitled, at its own expense, to participate in the defense of such action, suit, investigation or inquiry of, an indemnified party. Any indemnifying party shall be entitled, if it so elects within a reasonable time after receipt of notice from the indemnified party or parties of an action, suit, investigation or inquiry to which indemnity may be sought, to assume the entire defense thereof (alone or in conjunction with any other indemnifying party or parties), at its own expense, in which case such defense shall be conducted by counsel reasonably satisfactory to the indemnified party or parties; provided, however, that (i) if the indemnified party or parties has reasonably concluded that there may be a conflict between the positions of the indemnifying party or parties and of the indemnified party or parties in conducting the defense of such action, suit, investigation, inquiry or proceeding or that there may be legal defenses available to such indemnified party or parties different from or in addition to those available to the indemnifying party or parties, then counsel for the indemnified party or parties shall be entitled to conduct such defense to the extent reasonably determined by such counsel to be necessary to protect the interests of the indemnified party or parties; and (ii) in any event, the indemnified party or parties shall be entitled to have counsel chosen by such indemnified party or parties participate in, but not conduct, the defense. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses (other than the reasonable costs of investigation) subsequently incurred by such indemnified party in connection with the defense thereof unless (A) the indemnified party has employed such counsel in connection with the assumption of different or additional legal defenses in accordance with the proviso to the immediately preceding sentence; or (B) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. If no such notice to assume the defense of such action has been given within a reasonable time of the indemnified party's or parties' notice to such indemnifying party or parties, the indemnifying party or parties shall be responsible for any and all legal or other expenses incurred by the indemnified party or parties in connection with the defense of the action, suit, investigation, inquiry or proceeding. Notwithstanding anything to the contrary contained in this Section 9, the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties.


          (d) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under paragraph (a) or (b) above in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) referred to in paragraphs (a) and (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by each of the contributing parties from the offering of the Shares; or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of each of the contributing parties, on the one hand, and the party to be indemnified, on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (after deducting the underwriting discount but before deducting expenses) and the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate public offering price of the Shares. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.


     The parties agree that it would not be just and equitable if contributions pursuant to this paragraph (d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable consideration referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this paragraph (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph (d), no Underwriter shall be required to contribute any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this paragraph (d) to contribute are several in proportion to their respective underwriting obligations and not joint.


     Each party entitled to contribution agrees that upon the service of a summons or other initial legal process upon it in any action instituted against it in respect to which a claim for contribution may be made against another party or parties under this paragraph (d), it will promptly notify such party or parties from whom contribution may be sought, but the omission to notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it may have hereunder or otherwise (except as specifically provided in paragraph (c) of this Section 9). The contribution agreement set forth above shall be in addition to any liabilities that any indemnifying party may have at common law or otherwise.


          (e) No indemnifying party will, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any person who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of such indemnified party and each such controlling person from all liability arising out of such claim, action, suit or proceeding. Notwithstanding anything to the contrary contained in this
Section 9, no indemnifying party shall be liable for the settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld), but if the proceeding is settled with the indemnifying party's written consent or if there be a final judgment for the plaintiff in the proceeding, the indemnifying party agrees to indemnify the indemnified party with respect to any loss or liability by reason of such settlement or judgment.


     10. REIMBURSEMENT OF CERTAIN EXPENSES. In addition to its other obligations under Section 9 of this Agreement, the Company hereby agrees to reimburse on a quarterly basis the Underwriters for all reasonable legal and other expenses of one counsel for all such Underwriters incurred in connection with investigating or defending any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in paragraph (a) of Section 9 of this Agreement, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligations under this Section 10 and the possibility that such payments might later be held to be improper; provided, however, that (i) to the extent that any such payment is ultimately held to be improper, the Underwriters shall, severally and not jointly, promptly refund it; and (ii) the Underwriters shall, severally and not jointly, provide to the Company, upon request, reasonable assurances of their ability to effect any refund, when and if due.

     11. REPRESENTATIONS, ETC. TO SURVIVE DELIVERY. The respective representations, warranties, agreements, covenants, indemnities and statements of, and on behalf of, the Company and its officers and the Underwriters, respectively, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters, and will survive delivery of and payment for the Shares. Any successors to the Underwriters shall be entitled to the indemnity, contribution and reimbursement agreements contained in this Agreement.

     12.  TERMINATION.


          (a) In addition to the termination described in Section 7 hereof, this Agreement (except for the provisions of Section 9 hereof) may be terminated by you by notice to the Company at any time prior to the Closing Date if: (i) the Company shall have sustained a loss by strike, fire, flood, accident or other calamity of such a character as to interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss was insured; (ii) trading in the Common Stock shall have been suspended or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market shall have been suspended, or limitations on such trading shall have been imposed or limitations on prices shall have been established (other than immaterial limitations on hours or numbers of days of trading) on any such exchange or market system; (iii) an outbreak or material escalation of major hostilities or international conflict involving the United States or the declaration of war or a national emergency by the United States, act of terrorism or other national or international calamity or crisis or material adverse change in economic or political conditions shall have occurred on or after the date hereof if the effect of such outbreak, escalation, international conflict, declaration of war, national emergency, terrorist act, calamity, crisis or change in economic or political conditions in the financial markets of the United States would, in your judgment, make the offering or delivery of the Shares impracticable; (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of, or commencement of any proceeding or investigation by, any court, legislative body, agency or other governmental authority shall have occurred that in the Underwriters' opinion materially and adversely affects or will materially or adversely affect the business or operations of the Company; (v) a banking moratorium shall have been declared by New York or United States authorities which, in your judgment, makes the offering or delivery of the Shares impracticable; or (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs shall have occurred that in your judgment has a material adverse effect on, or will materially and adversely affect, the securities markets in the United States.


          (b) If this Agreement is terminated pursuant to this Section 12, there shall be no liability of the Company to the Underwriters and no liability of the Underwriters to the Company; provided, however, that in the event of any such termination, the Company agrees to indemnify and hold harmless the Underwriters from all expenses incident to the performance of the obligations of the Company under this Agreement, including all costs and expenses referred to in paragraph
(g) of Section 6. Notwithstanding any termination of this Agreement, the provisions of Section 9 hereof shall survive and remain in full force and effect.

     13. NOTICES. All communications hereunder shall be in writing and if sent to the Underwriters shall be mailed or delivered or emailed and confirmed by letter or telecopied and confirmed by letter to Roth Capital Partners, LLC at 24 Corporate Plaza, Newport Beach, California 92660, Attn: Richard Platt, General Counsel with copies to Wilson Sonsini Goodrich & Rosati, P.C. at 650 Page Mill Road, Palo Alto, California 94304, Attn: Matthew W. Sonsini or, if sent to the Company, shall be mailed or delivered or emailed and confirmed to the Company at 9333 Genesee Avenue, 3rd Floor, San Diego, California 92121 with copies to Morrison & Foerster LLP at 3811 Valley Centre Drive, Suite 500, San Diego, California 92130, Attn: Steven G. Rowles.


     14. SUCCESSORS. This Agreement shall be to the benefit of and be binding upon the Company and the Underwriters and, with respect to the provisions of Section 9 hereof, the several parties (in addition to the Company and the Underwriters) indemnified under the provisions of said Section 9, and their respective personal representatives, successors and assigns. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriters.


     15. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.


     16. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States of America located in the City and County of Los Angeles or the courts of the State of California in each case located in the City and County of Los Angeles (collectively, the "Specified Courts"), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.



                           [INTENTIONALLY LEFT BLANK]

         If the foregoing correctly sets forth our understanding, please indicate the Underwriters' acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

                                      Very truly yours,

                                      LINDOWS, INC.


                                      By:
                                           -----------------------------------

                                      Name:
                                            ----------------------------------

                                      Title:
                                            ----------------------------------

Accepted as of the date first above written:

ROTH CAPITAL PARTNERS, LLC
JMP SECURITIES LLC
MERRIMAN CURHAN FORD & CO.
KAUFMAN BROS., L.P.,
  AS REPRESENTATIVES OF THE SEVERAL UNDERWRITERS

BY:  ROTH CAPITAL PARTNERS, LLC


By:
       ----------------------------------

Name:
      -----------------------------------

Title:
       ----------------------------------

                                   SCHEDULE 1

                                  UNDERWRITERS



                                                                                          NUMBER OF SHARES
                                                                                           TO BE PURCHASED
                              UNDERWRITERS                                                FROM THE COMPANY
                              ------------                                                ----------------

Roth Capital Partners, LLC............................................                   [_________________]

JMP Securities LLC....................................................                   [_________________]

Merriman Curhan Ford & Co.............................................                   [_________________]

Kaufman Bros. L.P.....................................................                   [_________________]

[_________________]...................................................                   [_________________]

TOTAL.................................................................                   [_________________]

                                    EXHIBIT A
-------------------------------------------------------------------------------

       Form of Opinion of Morrison & Foerster LLP on Behalf of the Company


     1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus. The Company is duly qualified to transact business as a foreign corporation in the State of California and the State of Texas.

     2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company. The Company has full corporate power and authority to authorize, issue and sell the Shares as contemplated by the Underwriting Agreement.

     3. There are no pre-emptive rights, rights of first refusal or rights of co-sale contained in the Company's Amended and Restated Certificate of Incorporation or Bylaws or, to our knowledge, in any agreement to which the Company is a party.

     4. To our knowledge there are no rights of any person or entity, not effectively satisfied or waived, to require registration under the Securities Act of any of the Company's securities held by them or to be held by them in connection with the filing of the Registration Statement or with the offer or sale of the Shares, and there are no rights of any holders of the Company's securities to require the Company to register any securities under the Securities Act that are not described in the Registration Statement or Prospectus.

     5. The Shares conform in all material respects to the description thereof contained under the heading "Description of Capital Stock" in the Prospectus.

     6. The Shares have been duly authorized and, upon delivery to the Underwriters against payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and nonassessable.

     7. The Company has an authorized capitalization as set forth in the Prospectus under the heading "Capitalization", and had the issued and outstanding capitalization set forth therein as of the date set forth therein. All outstanding shares of the Company's Common Stock, $.0001 par value, have been duly authorized, validly issued and to our knowledge are fully paid and nonassessable.

     8. The execution and delivery of the Underwriting Agreement and the performance by the Company of its terms (i) do not violate or result in a violation of any statute, rule or regulation known to us to be customarily applicable to transactions of this nature, the Company's certificate of incorporation or bylaws, or, to our knowledge, any judgment, order or decree of any court, governmental agency or arbiter having jurisdiction over the Company, and (ii) to our knowledge, will not constitute a breach of the terms, conditions or provisions of or constitute a default under any contract, undertaking, indenture or other agreement or instrument by which the Company is now bound or to which it is now a party.

     9. The Registration Statement has become effective under the Act, and we are not aware that any stop order suspending the effectiveness thereof has been issued or any proceedings for that purpose have been instituted or are pending or threatened under the Act. Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

     10. The Registration Statement and the Prospectus, as of the effective date thereof, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations (except as to the financial statements, supporting schedules, and other financial and statistical information derived from such financial statements or schedules, as to which we express no opinion).

     11. There is no legal proceeding, governmental proceeding, contract or other document known to us of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required.

     12. The statements (i) in the Prospectus under the captions "Risk Factors"; "Management's Discussion and Analysis of Financial Condition and Results of Operations" "Business"; "Management"; "Certain Relationships and Related Transactions"; "Description of Capital Stock"; and "Shares Eligible for Future Sale"; and "Material U.S. Federal Income Tax Consequences to Non-U.S. Holders" and (ii) in the Registration Statement in Items 14 and 15; in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information required under the Securities Act and Rules with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein to the extent required by the Securities Act and Rules at the time the Registration Statement became effective, and did not contain any untrue statement of material fact or omit to state a material fact to be stated therein or necessary to make the statements therein not misleading.

     13. The Company is not and will not be, after giving effect to the issuance and sale of the Shares, an "investment company" or a "company" controlled by an "investment company" within the meaning of such terms under the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

     14. No authorization, approval or consent of any court or governmental authority or agency is required in connection with the transactions contemplated by the Underwriting Agreement, except such as have been obtained under the Act and such as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the several Underwriters.

     In addition, we have participated in conferences with your representatives, with officers and representatives of the Company, with the Company's special litigation counsel and the Company's independent public accountants concerning the Registration Statement and the Prospectus and have considered the matters required to be stated therein and the statements contained therein, although we have not independently verified the accuracy, completeness or fairness of such statements. Based upon and subject to the foregoing, nothing has come to our attention that leads us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, at the time it was filed with the Commission pursuant to Rule 424(b) under the Act or as of the date hereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that we have not been requested to and do not make any comment in this paragraph with respect to the financial statements, supporting schedules, and other financial and statistical information derived from such financial statements and supporting schedules contained in the Registration Statement or Prospectus).

                                    EXHIBIT B

     Form of Opinion of Morgan, Lewis & Bockius LLP on Behalf of the Company


     (a) To such counsel's knowledge, there is no legal or governmental proceeding pending or threatened to which the Company is a party or to which any of the properties of the Company is subject that is required to be described in the Registration Statement or the Prospectus and is not so described.

     (b) Nothing has come to such counsel's attention in such counsel's representation of the Company as litigation counsel, such counsel's review of the Registration Statement and the Prospectus and such counsel's discussion of the contents of the Registration Statement and the Prospectus with officers of the Company, other counsel to the Company and the Company's independent public accountants, that causes such counsel to believe that any statements in the Registration Statement related to any past, pending or threatened legal suits or proceedings related to St. Paul Fire and Marine Insurance Company, as of the date the Registration Statement was declared effective and as of the Closing Date (or if related to the later sale of the Option Stock, such later date) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that any such statements in the Prospectus as of the date thereof and as of the Closing Date (or if related to the later sale of the Option Stock, such later date) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                                    EXHIBIT C

                  Form of PriceWaterhouseCoopers Comfort Letter


[Date]

Lindows, Inc.
9333 Genesee Ave, 3rd Floor
San Diego, CA 92121

and

Roth Capital Partners, LLC
JMP Securities LLC
Merriman Curhan Ford & Co.
Kaufman Bros., L.P.
   As Representatives of the Several Underwriters
c/o Roth Capital Partners, LLC
24 Corporate Plaza
Newport Beach, CA 92660

Ladies and Gentlemen:

         We have audited the financial statements of Lindows, Inc. (the "Company") as of December 31, 2003 and 2002 and for each of the two years in the period ended December 31, 2003 and for the period from July 24, 2001 (inception) to December 31, 2001, and the related financial statement schedules, all included in the registration statement (NO. 33-114614) on Form S-1 filed by the Company under the Securities Act of 1933 (the "Act"); our reports with respect thereto (which contain an explanatory paragraph that there are conditions which raise substantial doubt about the Company's ability to continue as a going concern) are also included in such registration statement. Such registration statement, as amended as of [DATE], is herein referred to as the "Registration Statement."


         In connection with the Registration Statement:


     1. We are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Securities and Exchange Commission ("SEC").


     2. In our opinion, the financial statements and financial statement schedules audited by us and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.

     3. We have not audited any financial statements of the Company as of any date or for any period subsequent to December 31, 2003; although we have conducted an audit for the year ended December 31, 2003, the purpose (and therefore the scope) of such audit was to enable us to express our opinion on the financial statements as of December 31, 2003 and for the year then ended, but not on the financial statements for any interim period within such year. Therefore, we are unable to and do not express any opinion on the unaudited condensed balance sheet as of March 31, 2004 and the unaudited condensed statements of income, of cash flows and of changes in stockholders' equity for the three-month periods ended March 31, 2004 and 2003 included in the Registration Statement, or on the financial position, results of operations or cash flows as of any date or for any period subsequent to December 31, 2003.


     4. For purposes of this letter, we have read the minutes of the 2004 meetings of the stockholders, the Board of Directors, and [INCLUDE OTHER APPROPRIATE COMMITTEES, IF ANY] of the Company as set forth in the minute books at [DATE OF LETTER], officials of the Company having advised us that the minutes of all such meetings through that date were set forth therein (except for the minutes of the [DATE] Board of Directors meeting which were not approved in final form, for which drafts were provided to us; officials of the Company have represented that such drafts include all substantive actions taken at such meeting), and have carried out other procedures to [CUTOFF DATE WITHIN 3 DAYS OF LETTER DATE] (our work did not extend to the period from [NEXT DAY AFTER CUTOFF DATE] to [DATE OF LETTER], inclusive) as follows:


         (a) With respect to the three-month periods ended March 31, 2004 and 2003, we have:


               (i) performed the procedures (completed on [date]) specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS No. 100, Interim Financial Information, on the unaudited condensed balance sheet as of March 31, 2004, and unaudited condensed statements of income, of cash flows and of changes in stockholders' equity for the three-month periods ended March 31, 2004 and 2003 included in the Registration Statement; and


               (ii) inquired of certain officials of the Company who have responsibility for financial and accounting matters whether the unaudited condensed financial statements referred to in a(i) above comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.


         (b) With respect to the period from April 1, 2004 to June 30, 2004, we have:


               (i) read the unaudited financial data of the Company for April, May and June of both 2004 and 2003 furnished us by the Company, officials of the Company having advised us that no such financial data as of any date or for any period subsequent to June 30, 2004 were available. The financial information for April, May and June of both 2004 and 2003 is incomplete in that it omits the statement of cash flows and other disclosures.


               (ii) inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether the unaudited financial data referred to in b(i) above are stated on a basis substantially consistent with that of the audited financial statements included in the Registration Statement.


         The foregoing procedures do not constitute an audit made in accordance with generally accepted auditing standards. Also, they would not necessarily reveal matters of significance with respect to the comments in the following paragraph. Accordingly, we make no representations as to the sufficiency of the foregoing procedures for your purposes.


     5. Nothing came to our attention as a result of the foregoing procedures, however, that caused us to believe that:


          (a) (i) Any material modifications should be made to the unaudited condensed financial statements described in 4a(i), included in the Registration Statement, for them to be in conformity with generally accepted accounting principles. Reference should be made to the introductory paragraph of this letter which states that our audit report covering the financial statements as of and for the year ended December 31, 2003 includes an explanatory paragraph that there are conditions which raise substantial doubt about the Company's ability to continue as a going concern.


              (ii) The unaudited condensed financial statements described in 4a(i) do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the SEC.


          (b) (i) At June 30, 2004 there was any change in the capital stock or increase in long-term debt or decrease in net current assets (working capital) or stockholders' equity of the Company as compared with amounts shown in the March 31, 2004 unaudited condensed balance sheet included in the Registration Statement, except in all instances for changes, increases or decreases which the Registration Statement discloses have occurred or may occur, and except that the unaudited balance sheet as of June 30, 2004, which we were furnished by the Company, showed a decrease from March 31, 2004 in net current assets and stockholders' equity as follows:


                                 CURRENT ASSETS                CURRENT LIABILITIES           NET CURRENT ASSETS
-------------------------------------------------------------------------------------------------------------------
MARCH 31, 2004
-------------------------------------------------------------------------------------------------------------------
JUNE 30, 2004
-------------------------------------------------------------------------------------------------------------------







                                STOCKHOLDER'S EQUITY
-------------------------------------------------------------
MARCH 31, 2004
-------------------------------------------------------------
JUNE 30, 2004
-------------------------------------------------------------

     6. As mentioned in 4b, Company officials have advised us that no financial data as of any date or for any period subsequent to June 30, 2004 are available; accordingly, the procedures carried out by us with respect to changes in financial statement items after June 30, 2004 have, of necessity, been even more limited than those with respect to the periods referred to in 4. We have inquired of certain officials of the Company who have responsibility for financial and accounting matters as to whether at [CUTOFF DATE WITHIN 3 DAYS OF LETTER DATE] there was any change in the capital stock or increase in long-term debt of the Company as compared with amounts shown in the March 31, 2004 unaudited condensed balance sheet included in the Registration Statement. On the basis of these inquiries and our reading of the minutes as described in 4, nothing came to our attention that caused us to believe that there was any such change or increase, except in all instances for changes or increases which the Registration Statement discloses have occurred or may occur.


     7. For purposes of this letter, we have also read the items identified by you on the attached copy of the prospectus forming part of the Registration Statement and have performed the following procedures, which were applied as indicated with respect to the symbols explained below. We make no comment as to whether the SEC would view any non-GAAP financial information included or incorporated by reference in this document as being compliant with the requirements of Regulation G or Item 10 of Regulation S-K.


1 Compared with a corresponding amount included in the Company's accounting records and found such amounts to be in agreement.

2 Recomputed from the actual column for the proposed use of proceeds of the debentures to be offered by means of this Registration Statement as described under "Use of Proceeds". However, we make no comment as to whether the sale of the shares will be consummated and the use of proceeds as described therein will actually occur.

3 Compared to a schedule prepared by the Company from its accounting records and found such amounts to be in agreement. We (a) compared the amounts on the schedule to corresponding amounts appearing in the accounting records and found such amounts to be in agreement and (b) determined that the schedule was mathematically correct.

4 Compared with a corresponding amount in individual payroll records and found such amounts to be in agreement.

5 Compared to a corresponding amount in the financial statements of the Company included in the Registration Statement and found such amounts to be in agreement.


     8. Our audit of the financial statements for the periods referred to in the introductory paragraph of this letter comprised audit tests and procedures deemed necessary for the purpose of expressing an opinion on such financial statements taken as a whole. For none of the periods referred to therein, or any other period, did we perform audit tests for the purpose of expressing an opinion on individual balances of accounts or summaries of selected transactions such as those enumerated above, and, accordingly, we express no opinion thereon.

     9. It should be understood that we make no representations regarding questions of legal interpretation or regarding the sufficiency for your purposes of the procedures enumerated in the second preceding paragraph; also, such procedures would not necessarily reveal any material misstatement of the amounts or percentages listed above. Further, we have addressed ourselves solely to the foregoing data as set forth in the Registration Statement and make no representations regarding the adequacy of disclosure or regarding whether any material facts have been omitted.

     10. This letter is solely for the information of the addressees and to assist the underwriters in conducting and documenting their investigation of the affairs of the Company in connection with the offering of the securities covered by the Registration Statement, and is not to be used, circulated, quoted, or otherwise referred to within or without the underwriting group for any other purpose, including but not limited to the registration, purchase, or sale of securities, nor is it to be filed with or referred to in whole or in part in the Registration Statement or any other document, except that reference may be made to it in the underwriting agreement or in any list of closing documents pertaining to the offering of the securities covered by the Registration Statement.

     Yours very truly,

     [signature of PriceWaterhouseCoopers]